Exhibit 99.1

Terrapin 3 Acquisition Corporation Stockholders Approve Business Combination With Yatra Online, Inc.

NEW YORK and Gurgaon, India, December 13, 2016 /PRNewswire/

Terrapin 3 Acquisition Corporation (NASDAQ: TRTL, “TRTL”) announced today that TRTL’s stockholders have voted to approve the proposed business combination (the “Transaction”) with Yatra Online, Inc. (“Yatra”), which will result in TRTL becoming a partially owned subsidiary of Yatra, and all of the funds retained by TRTL after satisfaction of redemption requests becoming available for use by Yatra. TRTL’s board of directors previously approved the Transaction. 82.86% of the outstanding shares entitled to vote voted to approve the Transaction.

The Transaction is anticipated to close on or about Thursday, December 15, 2016. Upon closing, TRTL will become a partially owned subsidiary of Yatra as of that same date. Following the closing of the Transaction, the combined company’s common stock is expected to be listed on NASDAQ under the ticker symbol “YTRA”.

About Yatra

Yatra is one of the fastest growing consumer travel platforms and the second largest online travel agency in India, one of the fastest growing economies in the world. Founded in 2006 by venture capital firms and experienced travel industry and technology executives, Yatra is a leading consolidator of travel products. Yatra has India’s largest hotel network of 61,000 hotels. With more than four million customers, Yatra has emerged as the most trusted eCommerce travel brand in India, as ranked by The Economic Times. To further accelerate its growth, Yatra has entered into a strategic relationship with an affiliate of Reliance Industries Limited, one of India’s largest conglomerates, in which Yatra’s mobile app will be pre-installed on up to 35 million Reliance Jio LYF smartphones over the course of the next 36 months as Reliance launches one of India’s largest 4G mobile networks.

About Terrapin and Terrapin 3 Acquisition Corporation

Terrapin directly invests in private equity and venture capital transactions, and its affiliates oversee investments in alternative asset managers, and engage in direct lending to new ventures and established businesses spanning a wide variety of industries. Terrapin transactions range in size from less than $1 million to more than $1.5 billion. Terrapin was established in 1997 and has offices in New York City and Miami.

TRTL is a special purpose acquisition company (“SPAC”) formed for the purpose of effecting a merger, acquisition, or similar business combination. TRTL was founded by Nathan Leight and was co-sponsored by affiliates of Terrapin Partners, LLC and affiliates of Macquarie Group Limited. TRTL is Mr. Leight’s and the Terrapin team’s third SPAC. Terrapin’s first SPAC became Great Lakes Dredge and Dock Corporation, the nation’s largest dredging company, in a transaction of approximately $414 million. Terrapin’s second SPAC became Boise Inc., the nation’s third largest paper company, in a transaction of approximately $1.6 billion.

About Macquarie and Macquarie Capital

Macquarie Group (“Macquarie”) is a global provider of banking, financial, advisory, investment and funds management services. Macquarie's main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in more than 70 office locations in 27 countries. Macquarie employs approximately 13,800 people and has assets under management of over $377billion (as of September 30, 2016).

Macquarie Capital comprises Macquarie Group's corporate advisory, capital markets and principal investing capabilities. Macquarie Capital's expertise spans a variety of industry sectors, including telecommunications, media, entertainment, gaming, financial institutions, industrials, energy, resources, real estate, infrastructure, utilities and renewables.

Safe Harbor Language

This press release includes certain forward-looking statements, including statements regarding the expected effects on TRTL and Yatra of the Transaction, the anticipated timing and benefits of the Transaction, the anticipated standalone or combined financial results of TRTL or Yatra, the anticipated future growth of Yatra or the markets it serves, and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "expect," "positioned," "strategy," "future," or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on TRTL's and Yatra's managements' current expectations or beliefs and are subject to uncertainty and changes in circumstance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: (1) the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; (2) the ability of TRTL and Yatra to complete the Transaction on anticipated terms and schedule, including the listing of Yatra’s ordinary shares on the NASDAQ Stock Market; (3) risks relating to any unforeseen liabilities of TRTL or Yatra; (4) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; businesses and management strategies and the expansion and growth of the operations of Yatra; (5) the risk that disruptions from the Transaction will harm Yatra’s business; and (6) other factors detailed in TRTL’s reports filed with the U.S. Securities and Exchange Commission (the "SEC"), including its Definitive Proxy Statement filed on November 22, 2016, under the caption "Risk Factors." Neither TRTL nor Yatra is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Contacts:

Stephen Schifrin

Terrapin 3 Acquisition Corporation

212-710-4127

SOURCE: Terrapin 3 Acquisition Corporation